UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2025

STEVEN MADDEN, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-23702	13-3588231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York	11104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SHOO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Robert G. Smith from the Board of Directors

On June 27, 2025, Robert G. Smith, a member of the Board of Directors (the “Board”) of Steven Madden, Ltd. (the “Company”), submitted his voluntary resignation from his position as a director of the Company to pursue another opportunity, effective July 14, 2025. Mr. Smith’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In light of the departure of Mr. Smith from the Board, the Board will reduce its size from 11 members to 10 members, effective July 14, 2025.

Departure of Karla Frieders as Chief Merchandising Officer of the Company

Karla Frieders, Chief Merchandising Officer of the Company, voluntarily resigned from her position as an executive of the Company, effective June 30, 2025. Ms. Frieders has indicated her resignation is for personal reasons and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company does not intend to appoint a new Chief Merchandising Officer at this time, with certain of Ms. Frieders’ responsibilities being assumed by other members of the Company’s management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2025

STEVEN MADDEN, LTD.

By:	/s/ Zine Mazouzi
Zine Mazouzi
Chief Financial Officer and Executive Vice President of Operations